EXHIBIT 99.6

                        AMERICAN MEDICAL PROVIDERS, INC.
                                 PRACTICE OWNER

                                RESCISSION FORM

NOTICE TO THE OFFEREES OF THE AMERICAN MEDICAL PROVIDERS, INC. RESCISSION OFFER:

     THIS PRACTICE OWNER RESCISSION FORM MUST BE FULLY EXECUTED AND RECEIVED BY
AMERICAN MEDICAL PROVIDERS, INC., NO LATER THAN MARCH   , 1998 AT 5:00 P.M. (THE
"EXPIRATION DATE") IN ORDER FOR YOU TO ACCEPT THE COMPANY'S OFFER OF
RESCISSION ("PRACTICE OWNER RESCISSION OFFER"). FAILURE TO DELIVER THIS
PRACTICE OWNER RESCISSION FORM BY THE EXPIRATION DATE WILL EVIDENCE YOUR INTENTION TO REJECT THE PRACTICE OWNER RESCISSION OFFER. AN EXPLANATION OF THE ALTERNATIVE RIGHTS OF THE INVESTORS IN THE EVENT THEY ACCEPT OR REJECT THE PRACTICE OWNER RESCISSION OFFER ARE SET FORTH ON THE COVER PAGES OF THE
PROSPECTUS DATED MARCH   , 1998.

     COMPLETE AND SIGN ONLY ONE OF THE TWO FOLLOWING SECTIONS:

     This Practice Owner Rescission Offer relates to an offer by American Medical Providers, Inc. (the "Company") to rescind a potential non-binding offer to sell Class A common stock, par value $.001 per share, of the Company ("Common Stock"), made on certain dates between November 5, 1997 and February 11, 1998 to the 13 holders of certain operating assets of, or the stock of entities holding certain operating assets of, twelve podiatric practices (the "Practice Owners"). None of these negotiations or letters of intent involved the initial Affiliated Practices. The Company has determined that the Practice Offer may not have satisfied the requirements of the Securities Act of 1933, as amended (the "Securities Act"), because no prospectus was distributed to the Practice Owners as required by the Securities Act.

NOTICE TO RESIDENTS OF TEXAS:

     A PRACTICE OWNER MAY NOT SUE ON HIS OR HER PURCHASE UNDER SECTION 33 OF THE TEXAS SECURITIES ACT UNLESS HE OR SHE REJECTS THE OFFER IN WRITING WITHIN 30 DAYS OF RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE OR SHE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.

I.  ACCEPTANCE OF PRACTICE OWNER RESCISSION OFFER

     ACCEPT PRACTICE OWNER RESCISSION OFFER. The undersigned has received and had the opportunity to review the attached Prospectus which sets forth the terms of a Practice Owner Rescission Offer of the Company. The undersigned acknowledges and agrees that if he or she elects to accept the Company's Practice Owner Rescission Offer by completing this section entitled "Acceptance of Practice Owner Rescission Offer," the undersigned's non-binding letter of intent with the Company and any other related documents shall be cancelled and rendered null and void. In that case, all negotiations between the Company and the undersigned concerning the possible acquisition of assets or stock of the undersigned's podiatric practice would not continue. The undersigned understands and acknowledges that upon delivery of this Practice Owner Rescission Form with this section entitled "Acceptance of Practice Owner Rescission Offer" completed, he or she releases the Company in full from all claims or potential claims of the undersigned in connection with the offer to sell Class A Common Stock of the Company to the undersigned including, but not limited to, any claims under federal or state securities laws for the offer of Class A Common Stock. The undersigned, being an owner of a podiatric practice to whom the Company made an offer to purchase shares of the Company's Class A Common Stock, hereby elects to accept the Practice Owner Rescission Offer, under the terms set forth in the Prospectus dated March __, 1998.

---------------------------------------  ---------------------------------------
                (Date)                                          (Signature)

                                                                    EXHIBIT 99.6
                                                                     (CONTINUED)

II.  REJECTION OF PRACTICE OWNER RESCISSION OFFER

     REJECT PRACTICE OWNER RESCISSION OFFER. The undersigned has received and had the opportunity to review the attached Prospectus which sets forth the terms of a Practice Owner Rescission Offer of the Company. The undersigned acknowledges and understands that if he or she elects to reject the Company's Practice Owner Rescission Offer by completing this section entitled "Rejection of Practice Owner Rescission Offer," any further negotiations between the Company and the undersigned with respect to the undersigned's podiatric practice will not recommence until after the earlier of (i) 30 days from the date of the Prospectus included herein or (ii) the Company's receipt of a properly completed Practice Owner Rescission Form from each Practice Owner. Upon the termination of this rescission period, the Company intends to recommence negotiations with all Practice Owners rejecting the Practice Owner Rescission Offer and may, as part of the negotiations, offer shares of the Company's Common Stock registered in the Company's Registration Statement on Form S-4 to such Practice Owners. The undersigned understands and acknowledges that upon delivery of this Practice Owner Rescission Form with this section entitled "Rejection of Practice Owner Rescission Offer" completed, he or she releases the Company in full from all claims or potential claims of the undersigned in connection with the offer to sell Class A Common Stock of the Company to the undersigned including, but not limited to, any claims under federal or state securities laws for the offer of Class A Common Stock. The undersigned, being an owner of a podiatric practice to whom the Company made an offer to purchase shares of the Company's Class A Common Stock, hereby elects to reject the Practice Owner Rescission Offer, under the terms set forth in the Prospectus dated March __, 1998.

---------------------------------------  ---------------------------------------
                (Date)                               (Signature)